UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 17, 2015 (June 15, 2015)

Alcentra Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	1-36447	46-2961489
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

200 Park Avenue, 7th Floor
New York, NY 10166

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 922-8240

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Alcentra Capital Corporation (the “Company”) reconvened its 2015 Annual Meeting of Shareholders (the “Annual Meeting”) on June 15, 2015. At the Annual Meeting, the Company submitted four proposals to the vote of the shareholders which are described in more detail in the Company’s proxy statement dated April 10, 2015. As of March 27, 2015, the record date for the Annual Meeting, 13,516,766 shares of the Company’s common stock were outstanding and entitled to vote.

The Annual Meeting was originally scheduled for May 12, 2015. On May 12, 2015, the following proposals were submitted to the vote of the shareholders:

(1)	the proposal to elect one director of the Company;
(2)	the proposal to authorize the Company to issue warrants, options or rights to subscribe to, convert to, our purchase the Company’s common stock in one more offerings; and
(3)	the proposal to adjourn the Annual Meeting if necessary or appropriate, to solicit additional proxies in favor of any or all of the other proposals set forth in the proxy statement.

Of the shares eligible to be voted, 8,323,665 were submitted in connection with these proposals. The Company then determined to adjourn the Annual Meeting until June 15, 2015 in order to provide the Company with additional time to solicit additional votes to approve the proposal to issue shares below net asset value.

In order to approve the proposal to issue shares below net asset value, the affirmative vote of (1) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting; and (2) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting that are not held by affiliated persons of the Company is required to approve this proposal. For purposes of this proposal, the Investment Company Act of 1940, as amended defines “a majority of the outstanding shares” as: (1) 67% or more of the voting securities present at the Annual Meeting if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy; or (2) 50% of the outstanding voting securities of the Company, whichever is less.

On June 15, 2015, 8,323,665 shares were voted in person or by proxy in connection with the proposal to issue shares below net asset value.

A summary of the matters voted upon by shareholders is set forth below:

Proposal 1.	The Company’s shareholders elected Ulrich T. Brechbühl, to serve for a term of three years, or until his successor is duly elected and qualified.

For	Withheld	Broker Non-Votes
7,625,535	353,742	344,388

Proposal 2.	The proposal to authorize the Company, with the approval of the Board, to sell or otherwise issue up to 20% of the Company’s outstanding common stock at an offering price that is below the Company’s then current net asset value was approved by a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting but was not approved by a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting that are not held by affiliated persons of the Company. Accordingly, the Company will not have the authority to sell shares of its common stock at a price or prices below the Company’s then current net asset value per share.

All Stockholders

Votes For	Votes Against	Abstain	Broker Non-Votes
6,784,621	679,415	515,241	344,388

Proposal 3. The Company’s shareholders approved a proposal to authorize the Company to issue warrants, options or rights to subscribe to, convert to, or purchase our common stock in one or more offerings.

For	Against	Abstain	Broker Non-Votes
5,594,744	1,851,499	533,034	344,388

Proposal 4. The Company’s shareholders voted to approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies.

For	Against	Abstain	Broker Non-Votes
7,639,481	164,704	519,480	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2015	ALCENTRA CAPITAL CORPORATION

	By:	/s/ Paul J. Echausse
Name: Paul J. Echausse Title: Chief Executive Officer and President